Exhibit 10.34

Confidential	Execution Version

SALE AND ASSIGNMENT AGREEMENT

THIS SALE AND ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of April 7, 2026.

BETWEEN:

PROVIDENT TRUST GROUP LLC FRO RAPHAEL DIAMOND TRADITIONAL IRA

A Nevada limited liability company (“Provident”)

- and -

AMERICAN OCEAN MINERALS CORPORATION

A corporation existing under the laws of the State of Delaware (the “Purchaser”), as purchaser and assignee

RECITALS:

A.

WHEREAS, on or about November 3, 2023, the Issuer issued (i) a Convertible Promissory Provident Note in the original principal amount of US$1,200,000 (the “CIC Provident Note”) to and in favour of CIC LLC (“LLC”), and (ii) a Warrant to Purchase Class A Voting Shares to LLC, authorizing LLC to purchase up to 156,000 Class A Voting Shares in the capital stock of the Issuer (“Class A Shares”) at a price of US$0.0001 per share, subject to adjustment in accordance with the terms thereof (the “CIC Warrant”).

B.

WHEREAS, pursuant to a certain Partial Sale and Assignment of Convertible Promissory Provident Note and Warrant Agreement dated as of February 9, 2024, LLC sold and assigned to Provident Trust Group LLC FRO Raphael Diamond Traditional IRA (“Provident”) LLC’s right title and interest in (i) US$250,000 of the indebtedness outstanding under the CIC Provident Note (the “Provident Note Interest”) and (ii) the right to purchase up to 32,500 Class A Shares under the CIC Warrant (the “Provident Warrant Interest”), in each case in accordance with the terms thereof.

C.

WHEREAS, on or about February 9, 2024, the Issuer issued to Provident (i) a Convertible Promissory Provident Note in the original principal amount of US$250,000 to evidence the Provident Note Interest (the “Provident Note”), and (ii) a Warrant to Purchase Class A Voting Shares, authorizing Provident to purchase up to 32,500 Class A Shares at a price of US$0.0001 per share to evidence the Provident Warrant Interest (the “Provident Warrant”).

D.

WHEREAS, as at the date hereof, the aggregate of all outstanding principal and accrued and unpaid interest owing by the Issuer to Provident under the Provident Note is US$282,384 (the “Issuer Obligations”);

E.

WHEREAS, other than pursuant to applicable securities laws, Provident is not restricted from assigning all or any part of its rights and interests under the Provident Note or the Provident Warrant (collectively, the “Provident Loan Documents”);

F.

WHEREAS, the Purchaser proposes to conclude an equity financing (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), by and among the Purchaser, Odyssey Marine Exploration, Inc. (“Omega”), and each of the investors identified on the signature pages thereto;

G.

WHEREAS, Provident wishes to make an in-kind equity investment in the PIPE Financing in the amount of US$289,650 in exchange for Provident assigning to the Purchaser the Issuer Obligations, and all of Provident’s rights and interests under the Provident Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party to the other, the parties agree as follows:

1.

The Purchaser hereby agrees to purchase from Provident, and Provident agrees to sell to the Purchaser, all of Provident’s right, title and interest in and to the Provident Loan Documents and the Assigned Rights and Obligations (as defined herein) for US$289,650 (the “Provident Contribution Amount”).

2.

Provident hereby agrees to subscribe for Shares (as defined in the Securities Purchase Agreement) and Warrants (as defined in the Securities Purchase Agreement) in an amount equal to the Provident Contribution Agreement (the “PIPE Commitment”).

3.

The Purchaser and Provident hereby agree that the PIPE Commitment shall be offset on the Purchase Date (as defined herein) by the Provident Contribution Amount in connection with the closing of the transactions contemplated by this Agreement.

4.

Upon the closing of the PIPE Financing (such date being referred to herein as the “Purchase Date”), Provident hereby irrevocably sells, assigns, and transfers to the Purchaser, to have and to hold the same unto the Purchaser and the Purchaser’s successors, assigns, and legal representatives forever:

(a)	all of Provident’s right, title and interest in and to the Provident Loan Documents, including but not limited to:

(i)

its right to repayment of the Issuer Obligations, all accrued and unpaid interest owing to it, all accrued and unpaid fees owing to it and any other obligations owing to it in connection with the Provident Note (collectively, the “Assigned Obligations”); and

(ii)

all of Provident’s rights, benefits and interests under the Provident Loan Documents (the “Assigned Rights” and, together with the Assigned Obligations, collectively the “Assigned Rights and Obligations”).

5.

The Purchaser’s obligation pursuant to this Agreement are subject to the satisfaction (or waiver in accordance with the terms and conditions of this Agreement, in each case, in the Purchaser’s sole discretion) of each of the following conditions precedent:

(a)

the Purchaser has received a duly executed and completed Securities Purchase Agreement from Provident in form and substance reasonably satisfactory to Provident and the Purchaser in connection with the PIPE Financing, including, if applicable, a duly executed and completed registration rights agreement from Provident in form and substance reasonably satisfactory to Provident and the Purchaser (the “Provident PIPE SPA”); and

(b)	the Purchaser has received a duly executed and completed Lock-Up Agreement (as defined herein) from Provident in connection with the PIPE Financing.

6.

Provident’s obligation pursuant to this Agreement are subject to the satisfaction (or waiver in accordance with the terms and conditions of this Agreement, in each case, in the Provident’s sole discretion) of each of the following conditions precedent:

(a)	Provident has received a duly executed and completed Provident PIPE SPA from Purchaser, Omega and any other parties thereto; and

(b)	the concurrent issuance of the Shares and Warrants included in the PIPE Commitment to Provident.

7.	Provident represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties:

(a)

this Agreement is a legal, valid, and binding agreement of Provident, enforceable against Provident in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles;

(b)

Provident has full power and authority, and has taken all action necessary, to authorize, execute and deliver this Agreement and to authorize Provident to undertake its duties and obligations hereunder and to consummate the transactions contemplated hereby;

(c)	the aggregate amount of the Assigned Obligations as of the date hereof is US$282,384;

(d)

any payment received on account of the Assigned Obligations under or related to the Provident Note, after the date hereof, shall inure to the sole benefit of the Purchaser and its successors and assigns, and Provident shall transfer and assign all such amounts to the Purchaser on the Purchase Date;

(e)

neither Provident nor the Issuer has exercised any of its rights, in whole or in part, to convert the Issuer Obligations, or any part thereof or interest thereon, into Class A Shares in accordance with the terms of the Provident Loan Documents;

(f)	as at the date hereof, Provident has not exercised its purchase rights under or pursuant to the Provident Warrants;

(g)

that Provident has not terminated, discharged, assigned, surrendered or released any of the Assigned Rights and Obligations under the Provident Loan Documents, in whole or in part, and Provident is the owner of the Assigned Rights and Obligations, free and clear of any lien, claim, encumbrance security interest or restriction on transfer other than restrictions on transfer pursuant to applicable securities laws; and,

(h)	the recitals of this Agreement are true and correct.

8.	The Purchaser represents and warrants to Provident as follows and acknowledges that the Provident is relying on such representations and warranties:

(a)

this Agreement is a legal, valid, and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles;

(b)

the Purchaser has full power and authority, and has taken all action necessary, to authorize, execute and deliver this Agreement and to authorize the Purchaser to undertake its duties and obligations hereunder and to consummate the transactions contemplated hereby; and

(c)

the Purchaser acknowledges and agrees that the representations and warranties of Provident in Section 7 hereof (the “Specified Representations”) constitute the sole and exclusive representations and warranties to the Purchaser in connection with the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that, other than the Specified Representations, none of Provident or any other person or entity makes, will make or has made (and the Provident expressly disclaims) any representations or warranties of any kind or nature, express or implied, regarding the Provident Loan Documents, the Issuer, the Assigned Rights and Obligations or any other matter in connection with the transaction contemplated by this Agreement, and the Purchaser acknowledges and agrees that it is not relying on any representations, warranties or other information or materials provided by Provident or any other person or entity other as expressly set forth in the Specified Representations.

9.

Provident agrees that, upon the occurrence of the Purchase Date, it shall enter into a lock-up agreement in form and substance reasonably satisfactory to Provident and the Purchaser (the “Lock-Up Agreement”), which Lock-Up Agreement shall provide that, with respect to 65% of the Shares and Warrants issued to Provident in connection with the PIPE Financing, Provident shall not, for six (6) months following the issuance of the Shares and Warrants (the “Restricted Period”) directly or indirectly: (i) sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, encumber, hypothecate, or otherwise transfer or dispose of (collectively, “Transfer”) any Shares, Warrants or any securities convertible into or exercisable or exchangeable for Shares; (ii) enter into any swap, derivative, hedging or similar arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares; or (iii) make any public announcement or filing under applicable securities laws regarding any of the foregoing. Notwithstanding the foregoing, the restrictions in this Section 9 shall not apply to Transfers (collectively, “Permitted Transfers”): (A) by gift or for estate-planning purposes; (B) by will or intestacy upon death; (C) to any affiliate of Provident or to any trust, partnership, limited liability company or other entity for the benefit of, or controlled by, or under common control with, Provident; or (D) in the case of an entity, to its members, partners, or stockholders in connection with a bona fide distribution thereof; provided, in each case, that the transferee agrees in writing to be bound by the terms of this Section 9 and no public announcement or filing shall be required or voluntarily made during the Restricted Period in connection with such Transfer. In addition to the foregoing, Provident further covenants and agrees that, in the event Provident intends to enter into a transaction, or series of transactions, other than a Permitted Transfer whereby Provident will sell, or otherwise transfer, Shares in an amount representing more than 5% of the Shares issued to Provident in connection with the PIPE Financing, Provident shall provide the Purchaser with not less than 24-hours prior notice in advance of any such sale or transfer.

10.

Provident and the Purchaser hereby agree and undertake, at the expense and reasonable request and sole expense of the requesting party, to execute such further and other documents or assurances and do such further acts as may be necessary to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, following the Purchase Date, Provident agrees to, at the request and sole expense of the Purchaser, take all such steps as may be required pursuant to the terms of the Provident Loan Documents (including, without limitation and to the extent required pursuant to the terms thereof, obtaining the written consent of the Issuer and surrendering original copies of the Provident Loan Documents to the Issuer) to formally assign and transfer the Provident Loan Documents and the Assigned Rights and Obligations to the Purchaser.

11.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may not be amended or modified in any respect except by written instrument signed by Provident and the Purchaser.

12.

Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction, in whole or in part, shall not invalidate the remaining provisions hereof; and any such illegality, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same agreement counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, as amended, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

15.

It is the intent of Provident that, from and after the Purchase Date, the Issuer may rely on an executed copy of this Agreement as evidence that the Provident Loan Documents and the Assigned Rights and Obligations have been assigned and transferred to the Purchaser in accordance with the terms hereof, and shall constitute sufficient authority for the Issuer to re-issue the Provident Loan Documents in the name of the Purchaser.

16.

This Agreement, and any claim, controversy, or dispute arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles that would require the application of the laws of any other jurisdiction. Each party irrevocably agrees that any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the Borough of Manhattan, New York City, New York. Each party irrevocably submits to the jurisdiction of such courts and waives any objection to venue, including any claim that such forum is inconvenient. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in any legal proceeding arising out of or relating to this Agreement.

17.	All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Provident Loan Documents.

18.

In the event the PIPE Financing is abandoned or the Purchase Date otherwise does not occur, this Agreement shall automatically terminate and be of no further force or effect; provided, however, that such termination shall not prevent a party from recovering for willful breaches of representations, warranties and covenants under this Agreement occurring prior to such termination.

[signature pages follow]

IN WITNESS WHEREOF each of the parties have executed this Agreement as of the date indicated on the first page.

PROVIDENT TRUST GROUP LLC FRO RAPHAEL DIAMOND TRADITIONAL IRA
By:	/s/ Raphael Diamond
Name: Raphael Diamond (aka Robbie Diamond)
Title: Authorized Signatory

AMERICAN OCEAN MINERALS CORPORATION, as purchaser and assignee
By:	/s/ Philip Plough
Name: Philip Plough
Title: Director

Assignment of Debt and Security